Exhibit 4.4

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

As Issuer

And

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

formerly known as The Bank of New York Trust Company, N.A.

As Trustee

THIRD SUPPLEMENTAL INDENTURE

dated as of September 21, 2021

to

THE INDENTURE

dated as of April 11, 2007

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of September 21, 2021, between THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”) having its principal office at One Hartford Plaza, Hartford, Connecticut 06155, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as Trustee (herein called the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of April 11, 2007 (the “Original Indenture,” and, together with the First Supplemental Indenture (as defined below), the Second Supplemental Indenture (as defined below) and this Third Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s unsecured senior debt securities in one or more series.

WHEREAS, Section 901(11) of the Original Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may, without consent of Holders, enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee to make any change that does not adversely affect the rights of any Holder in any material respect.

WHEREAS, this Third Supplemental Indenture will not adversely affect the rights of any Holder in any material respect because the amendments contained in this Third Supplemental Indenture will apply only to Securities of a series created pursuant to the Indenture on or after the date hereof.

WHEREAS, the Company desires, and has requested, the Trustee to join with it in entering into this Third Supplemental Indenture for the purpose of amending the Original Indenture in certain respects as permitted by Section 901(11) of the Original Indenture.

WHEREAS, the entry into this Third Supplemental Indenture, as required by Section 901 of the Original Indenture, has been authorized by a Board Resolution.

WHEREAS, all actions required by the Company to be taken in order to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 101. Relation to Original Indenture

(a) This Third Supplemental Indenture shall constitute an integral part of the Original Indenture for all purposes in respect of any series of Securities created on or subsequent to the date hereof; provided, that this Third Supplemental Indenture shall not amend or modify the terms of any Securities issued under the Original Indenture prior to the date hereof.

Section 102. Definitions. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Original Indenture;

(b) Terms defined both herein and in the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, shall have the meanings assigned to them herein.

ARTICLE 2

AMENDMENTS TO THE INDENTURE

For all Securities of a series created pursuant to the Original Indenture on or after the date hereof, the Original Indenture is hereby amended as follows:

Section 201. Amendment to Section 1105. Section 1105 of the Original Indenture (as amended and supplemented) shall be amended to add the following to the end of such section:

“Any notice of redemption of Securities to be redeemed at the option of the Company may state that such redemption shall be conditional, in the Company’s discretion, on one or more conditions precedent, and that such conditional notice of redemption may be rescinded by the Company if it determines that any or all such conditions will not be satisfied by the Redemption Date, and that in such event, such redemption notice shall be of no further force or effect and the Company shall not be required to redeem the applicable Securities on the Redemption Date or otherwise.

In the event a notice of redemption contains such a condition or conditions and the Company determines that any or all such conditions will not be satisfied prior to the Redemption Date, the Company shall provide written notice to the Trustee prior to the close of business at least one Business Day prior to the Redemption Date. Such notice may provide that the redemption notice shall be rescinded and the redemption shall not occur, as determined by the Company in accordance with the preceding paragraph and, upon receipt of such notice, the notice of redemption shall be rescinded and the redemption shall not occur, as provided in such notice. Upon receipt of such notice, the Trustee shall provide such notice to each Holder of the applicable Securities in the same manner in which the notice of redemption was provided.”

Section 202. Amendment to Section 1107. Section 1107 of the Original Indenture (as amended and supplemented) shall be deleted, and amended and restated in its entirety to read as follows:

“Notice of redemption having been given pursuant to Section 1105 and, in the case of a conditional notice of redemption, not thereafter rescinded in accordance with Section 1105, the Securities to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear or accrue any interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any accrued but unpaid interest to, but excluding, the Redemption Date; provided, however, that installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307, unless, in connection with a Redemption Date falling on an Interest Payment Date, the Securities of the particular series provide that interest payable on an Interest Payment Date that is a Redemption Date shall be paid to the Person to whom principal is payable.”

Except, in the case of a redemption of Securities to be redeemed at the option of the Company, where the redemption notice therefor has been rescinded in accordance with Section 1105, if any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.”

ARTICLE 3

MISCELLANEOUS

Section 301. Effect of Third Supplemental Indenture. Upon the execution and delivery of this Third Supplemental Indenture by each of the Company and the Trustee, the Original Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes in respect of any series of Securities created on or subsequent to the date hereof. This Third Supplemental Indenture shall not amend or modify the terms of any Securities issued under the Original Indenture prior to the date hereof.

Section 302. Confirmation of Indenture. The Original Indenture, as supplemented and amended by the First Supplemental Indenture thereto, dated as of August 9, 2013 (the “First Supplemental Indenture”), the Second Supplemental Indenture thereto, dated as of August 19, 2019 (the “Second Supplemental Indenture”) and this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument. This Third Supplemental Indenture constitutes an integral part of the Indenture. In the event of a conflict between the terms and conditions of the Original Indenture and the terms and conditions of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall prevail.

Section 303. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 304. Separability. In case any provision contained in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 305. Effect of Headings. The titles and headings of the articles and sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 306. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 307. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and not of the Trustee.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. as Issuer

By:	/s/ Kathleen E. Jorens
	Name:	Kathleen E. Jorens
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

5